FORM 8-K
                     SECURITIES AND EXCHANGE COMMISSION



                     Washington, DC 20549



                               CURRENT REPORT



                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934





Date of Report:   April 8, 1997    Commission File No.  0-8788




                       DELTA NATURAL GAS COMPANY, INC.
         (Exact name of registrant as specified in its charter)




             KENTUCKY                               61-0458329
(State or other jurisdiction of       (I.R.S. Employer Identification
Number)
incorporation or organization)


             3617 Lexington Road
            Winchester, Kentucky                             40391
(Address of principal executive offices)                  (Zip Code)




   Registrant's telephone number, including area code (606) 744-6171.













INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.  OTHER EVENTS.


    On March 14, 1997, the Registrant filed a request for increased rates with the Kentucky Public Service Commission (PSC). This general rate case (Case No. 97-066) requested an annual revenue increase of approximately $2,962,000, an increase of 7.7%. The test year for the case was the twelve months ended December 31, 1996. The increased rates were requested to become effective on April 13, 1997.

      On April 3, 1997, the PSC issued an Order in the above case suspending the implementation of the proposed rates until September 12, 1997 so that the PSC could investigate and determine the reasonableness of the proposed rates. A hearing has been set for August 11, 1997, for the cross-examination of witnesses.

     Although management is of the opinion that its request is reasonable, it is unable to predict the outcome of the proceeding.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                         DELTA NATURAL GAS COMPANY, INC.
                                   (Registrant)
                         By__/s/John F. Hall__________________
                            John F. Hall
                            Vice President - Finance,
                            Secretary and Treasurer
                                   (Signature)

Date:  ______April 8, 1997_____